

                                                                     EXHIBIT 21


                  BERGEN BRUNSWIG CORPORATION AND SUBSIDIARIES


                           SUBSIDIARIES OF REGISTRANT


The following is a list of the significant subsidiaries of registrant as of November 30, 1997:

                                                                 PERCENTAGE
                                                                 OF VOTING
                                                                 SECURITIES
                                             STATE OF            OWNED BY
NAME                                         INCORPORATION       REGISTRANT
----                                         -------------       ----------

Durr-Fillauer Medical, Inc.                  Delaware                 100%

Bergen Brunswig Drug Company                 California               (1)

Bergen Brunswig Medical Corporation
  (formerly known as Durr Medical
  Corporation)                               Alabama                  (1)





(1)      100% owned by Durr-Fillauer Medical, Inc.

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